Exhibit 99.1

REACH MESSAGING, INC

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2008 and 2007

REACH MESSAGING, INC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Reach Messaging, Inc.

We have audited the accompanying balance sheets of Reach Messaging, Inc. as of December 31, 2008 and 2007, and the related statements of income, stockholders’ equity, and cash flows for the year ended December 31, 2008 and the period September 20, 2007 (Date of Inception) to December 31, 2007. Reach Messaging, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reach Messaging, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended December 31, 2008 and the period September 20, 2007 (Date of Inception) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has had net losses of approximately $82,000 and $36,000 for the year ended December 31, 2008 and the period ended December 31, 2007, respectively, and has an accumulated deficit of approximately $119,000 as of December 31, 2008. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Note 5. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/Bartolomei Pucciarelli, LLC

Lawrenceville, New Jersey

February 3, 2010

REACH MESSAGING, INC.
BALANCE SHEETS
December 31, 2008 and 2007

	2008	2007
ASSETS

Current assets
Cash	$372	$9,525
Accounts receivable	10,515	1,367
Refundable federal income taxes	6,199	-
Total current assets	17,086	10,892

Total assets	$17,086	$10,892

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$3,147	$1,853

Total current liabilities	3,147	1,853

Total liabilities	3,147	1,853
Stockholders' equity
Common stock; no par value: authorized 10,000,000 shares; issued and outstanding: 5,100,000	-	-
Additional paid-in capital	132,731	45,414
Deficit accumulated	(118,792)	(36,375)
Total stockholders' equity	13,939	9,039
	-	-
Total liabilities and stockholders' equity	$17,086	$10,892

The accompanying notes form an integral part of these financial statements.

REACH MESSAGING, INC.
STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2008 and the period September 20, 2007 (Date of Inception) to December 31, 2007

	Year Ended December 31,
	2008	2007
Revenue
Bot sales	$24,750	$25,025
Hosting revenue	60,000	10,000
Lead conversion revenue	120,882	1,367
Marketing support revenue	-	20,000
Total revenue	205,632	56,392

Costs of Revenue
Costs of bots sold	18,000	18,000
Advertising customization	30,090	782
Web hosting expense	3,000	271
Total costs of revenue	51,090	19,053

Gross profit	154,542	37,339

Operating Costs
General and administrative expenses	2,580	5,800
Research and development expense	223,950	65,000
Management fee	10,429	2,914
Total operating costs	236,959	73,714

Loss before income taxes	(82,417)	(36,375)

Provision for income tax	-	-

Net loss	$(82,417)	$(36,375)

Net loss per common share - basic and diluted	$0.01	$0.00

Weighted average number of common shares outstanding	5,100,000	5,100,000

The accompanying notes form an integral part of these financial statements.

REACH MESSAGING, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Period from September 20, 2007 (Date of Inception) to December 31, 2008

					Total
					Stockholders'
	Common Stock		Additional	Accumulated	Equity
	Shares	Par Value	Paid-in Capital	Deficit	(Deficit)
September 20, 2007 (Inception)	-	-	-	-	-
Shares issued for unspecified services at no par value on September 20, 2007	5,100,000	-	-	-	-
Additional capital contributed on December 31, 2007			45,414		45,414
Net loss			-	(36,375)	(36,375)
Balance, December 31, 2007	5,100,000	-	45,414	(36,375)	9,039

Additional capital contributed on December 31, 2008	-	-	87,317	-	87,317
Net loss			-	(82,417)	(82,417)
Balance, December 31, 2008	5,100,000	-	132,731	(118,792)	13,939

The accompanying notes form an integral part of these financial statements.

REACH MESSAGING, INC.
STATEMENTS OF CASH FLOWS
For the Year Ended December 31, 2008 and the period September 20, 2007 (Date of Inception) to December 31, 2007

	Year Ended December 31,
	2008	2007
Cash flows from operating activities
Net loss	$(82,417)	$(36,375)
Adjustments to reconcile net income to net cash provided (used) by operating activities:
(Increase) decrease in assets:
Accounts receivable	(9,148)	(1,367)
Refundable federal income taxes	(6,199)	-
Increase (decrease) in liabilities:
Accounts payable	1,294	1,853

Net cash used by operating activities	(96,470)	(35,889)

Cash flows from financing activities
Proceeds from Shareholder loans	87,317	45,414

Net cash provided by financing activities	87,317	45,414

Net increase (decrease) in cash	(9,153)	9,525

Cash, beginning of year	9,525	-
Cash, end of year	$372	$9,525

SUPPLEMENTARY CASH FLOW INFORMATION:
Income taxes paid	$6,199	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Conversion of a payable due to the shareholder into additional paid in capital	$87,317	$45,414

The accompanying notes form an integral part of these financial statements.

REACH MESSAGING, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2008

1.	Organization and Nature of Operations

Reach Messaging, Inc. ("the Company") was incorporated on September 2007 under the laws of the State of California.  The Company creates, deploys and hosts instant messaging virtual robots ("Bots"); develops and hosts Internet properties; and provides customers with Internet marketing services.  The instant messaging Bots are customized to contain relevant user information, games, video, quizzes, polls, sponsorship and ad space.  The Company also provides marketing services to increase Bot reach and user conversions.  The Company has sold one Bot in a multiple deliverable arrangement that included creation of a Bot, marketing support and on going hosting for the Bot.  The Company sells sponsorships and advertising space on its owned Internet properties.  The Company owns www.DailyGab.com and four Bots:  GossipinGabby, SportsfanStan, MyTVBud and ProfGilzot.  Additional company-owned web properties and Bots are under development.  The Company-owned Internet properties are teen-oriented.

2.	Summary of Accounting Policies

Basis of Presentation
The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Use of Estimates
The preparation of these financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company regularly evaluates estimates and assumptions related to valuation allowances on accounts receivable and valuation allowances on deferred income taxes. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, operations could be affected.

Risks and Uncertainties
The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the intense competition and consumer acceptance of evolving technology in the Internet advertising industry, (ii) general economic conditions in the various markets in which the Company competes, including the general downturn in the economy over the past year, and (iii) the evolution and development of new technology in the Company’s market space.  These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Cash Equivalents
The Company considers all highly liquid instruments purchased with maturities of three months or less to be cash equivalents.  There were no cash equivalents at December 31, 2008 or 2007.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. At times, cash and equivalents may be in excess of the FDIC insurance limits. After review by the Company, no violations of these limits were noted as of December 31, 2008 or 2007.

Fair Value of Financial Instruments
Disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

Segment information
During the years ended December 31, 2008 and December 31, 2007, the Company only operated in one segment; therefore, segment information has not been presented.

Revenue Recognition
The Company records sales when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) the product or service is delivered, (3) the sales price to the customer is fixed or determinable, and (4) collectability of the related customer receivable is reasonably assured.  In addition, certain revenue contracts are classified as multiple deliverables when: (1) the delivered item has value on a standalone basis, (2) objective and reliable evidence exists of the fair value on the undelivered items, and (3) delivery or performance of the undelivered items must be probable and substantially within the vendor's control.  There is no stated right of return for products.

Bot sales revenue is recognized at the time of customer acceptance and deployment of the Bot.  Hosting revenue is recognized monthly.  Hosting services are invoiced to customers at the beginning of the month following the month services are provided.  Advertising and sponsorships on owned Internet properties are sold on a cost per action ("CPA") basis and invoiced to the customer monthly based on the number and price per action at the end of each month.   Marketing support revenue is generated as a result of the media and marketing services provided to support customer Internet marketing activities.  When a sales arrangement contains multiple elements, such as marketing services, advertising and promotions, revenue is allocated to each element based on its relative fair value. When the fair value of an undelivered element cannot be determined, the Company defers revenue for the delivered elements until the undelivered elements are delivered. Payments received in advance of provision of services are deferred until earned.

Accounts Receivable and Allowance for Doubtful Accounts
The Company’s accounts receivables are customer obligations due under normal trade terms, carried at their face value.  The Company determines its allowance for doubtful accounts based on the evaluation of the aging of its accounts receivable and on a customer-by-customer analysis.   Since inception, the Company has had seven customers.  All customers have paid their invoices timely.  The Company did not record an allowance as of December 31, 2008 or 2007.

Cost of Sales
Cost of sales represents costs directly related to the production of the Company’s Bots.  Costs include Bot development and programming.

Net Loss Per Common Share
Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of December 31, 2008 or 2007.

Recently Issued Accounting Pronouncements
In September 2009, the FASB issued Update No. 2009-13, “Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force” (ASU 2009-13). It updates the existing multiple-element revenue arrangements guidance currently included under ASC 605-25, which originated primarily from the guidance in EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (EITF 00-21). The revised guidance primarily provides two significant changes: 1) eliminates the need for objective and reliable evidence of the fair value for the undelivered element in order for a delivered item to be treated as a separate unit of accounting, and 2) eliminates the residual method to allocate the arrangement consideration. In addition, the guidance also expands the disclosure requirements for revenue recognition. ASU 2009-13 will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. The Company is currently assessing the future impact of this new accounting update to its financial statements.

Effective July 1, 2009, the Company adopted The “FASB Accounting Standards Codification” and the Hierarchy of Generally Accepted Accounting Principles (ASC 105). This standard establishes only two levels of U.S. generally accepted accounting principles (“GAAP”), authoritative and nonauthoritative. The FASB Accounting Standards Codification (the “Codification”) became the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification became nonauthoritative. The Company began using the new guidelines and numbering system prescribed by the Codification when referring to GAAP in the third quarter of fiscal 2009. As the Codification was not intended to change or alter existing GAAP, it did not have a material impact on the Company’s financial statements.

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority.

The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

Effective June 30, 2009, the Company adopted three accounting standard updates which were intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. They also provide additional guidelines for estimating fair value in accordance with fair value accounting.

The first update, as codified in ASC 820-10-65, provides additional guidelines for estimating fair value in accordance with fair value accounting. The second accounting update, as codified in ASC 320-10-65, changes accounting requirements for other-than-temporary-impairment (OTTI) for debt securities by replacing the current requirement that a holder have the positive intent and ability to hold an impaired security to recovery in order to conclude an impairment was temporary with a requirement that an entity conclude it does not intend to sell an impaired security and it will not be required to sell the security before the recovery of its amortized cost basis. The third accounting update, as codified in ASC 825-10-65, increases the frequency of fair value disclosures. These updates were effective for fiscal years and interim periods ended after June 15, 2009. The adoption of these accounting updates did not have a material impact on the Company’s financial statements.

Effective June 30, 2009, the Company adopted a new accounting standard for subsequent events, as codified in ASC 855-10. The update modifies the names of the two types of subsequent events either as recognized subsequent events (previously referred to in practice as Type I subsequent events) or non-recognized subsequent events (previously referred to in practice as Type II subsequent events). In addition, the standard modifies the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statements are issued (for public entities) or available to be issued (for nonpublic entities). It also requires the disclosure of the date through which subsequent events have been evaluated. The update did not result in significant changes in the practice of subsequent event disclosures, and therefore the adoption did not have a material impact on the Company’s financial statements.

Effective January 1, 2009, the Company adopted an accounting standard update regarding the determination of the useful life of intangible assets. As codified in ASC 350-30-35, this update amends the factors considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under intangibles accounting. It also requires a consistent approach between the useful life of a recognized intangible asset under prior business combination accounting and the period of expected cash flows used to measure the fair value of an asset under the new business combinations accounting (as currently codified under ASC 850). The update also requires enhanced disclosures when an intangible asset’s expected future cash flows are affected by an entity’s intent and/or ability to renew or extend the arrangement. The adoption did not have a material impact on the Company’s financial statements.

Effective January 1, 2009, the Company adopted a new accounting standard update regarding business combinations. As codified under ASC 805, this update requires an entity to recognize the assets acquired, liabilities assumed, contractual contingencies, and contingent consideration at their fair value on the acquisition date. It further requires that acquisition-related costs be recognized separately from the acquisition and expensed as incurred; that restructuring costs generally be expensed in periods subsequent to the acquisition date; and that changes in accounting for deferred tax asset valuation allowances and acquired income tax uncertainties after the measurement period be recognized as a component of provision for taxes. The adoption did not have a material impact on the Company’s financial statements.

In February 2008, the FASB issued an accounting standard update that delayed the effective date of fair value measurements accounting for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the first quarter of fiscal 2009. These include goodwill and other non-amortizable intangible assets. The Company adopted this accounting standard update effective January 1, 2009. The adoption of this update to non-financial assets and liabilities, as codified in ASC 820-10, did not have a material impact on the Company’s financial statements.

3.           Concentrations

The Company had the following sales concentrations:

Customer	December 31, 2008	December 31, 2007	September 20, 2007 to December 31, 2008
A	33%	0%	27%
B	29%	98%	29%
C	19%	0%	155

4.           Commitments and contingencies

Litigations, Claims and Assessments:

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

5.           Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company had a deficit accumulated of $118,792, a net loss and net cash used in operations of $82,417 and $96,470 for the year ended December 31, 2008, respectively.  These conditions raise substantial doubt about its ability to continue as a going concern.

While the Company is attempting to produce sufficient sales, the Company's cash position may not be sufficient to support the Company's daily operations.  While the Company believes in the viability of its strategy to produce sales volume and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan, generate sufficient revenues and/or raise additional capital.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

6.           Stockholders' Equity

For the year ended December 31, 2007:

•	On September 20, 2007, the Company issued 5,100,000 common shares at no par value to the founders for unspecified services rendered.
•	On December 31, 2007, a shareholder contributed capital to the Company in the amount of $45,414 via forgiveness of a payable due to the shareholder.

For the year ended December 31, 2008:

•	On December 31, 2008, a shareholder contributed capital to the Company in the amount of $87,317 via forgiveness of a payable due to the shareholder.

7.           Income Taxes

Deferred tax assets
At December 31, 2008 and 2007, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $126,960 and $36,689, respectively that may be offset against future taxable income through 2028 and 2027.  No tax benefit has been reported with respect to these NOL carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $38,611 and $8,672 at December 31, 2008 and 2007 was not considered more likely than not.  Accordingly, the potential tax benefits of the NOL carry-forwards are fully reserved.

Refundable federal income taxes of $6,199 as of December 31, 2008, resulted from tax payments based on initial tax returns.  Tax payments are expected to be refunded based on amended tax returns.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization.  The valuation allowance increased approximately $38,611, and $8,672 for the years ended December 31, 2008 and 2007, respectively.

Components of deferred tax assets at December 31, 2008 and 2007 are as follows:

	December 31,
	2008	2007
Net deferred tax assets, noncurrent:
Expected income tax benefit from	$38,611	$8,672
Less: valuation allowance	(38,611)	(8,672)
Deferred tax assets, net	$-	$-

Income taxes in the statements of operations

A reconciliation of the federal and state statutory income tax rates and the effective income tax rate as a percentage of income before income taxes is as follows:

	2008	2007
Federal statutory income tax rate	25%	15%
State statutory income tax rate	9%	9%
Change in valuation allowance on NOL carry forwards	(34%)	(24%)
Effective income tax rate	0%	0%

8.           Related Party Transactions

The Company has entered into a Management Services Agreement with another company ("the Manager"), which is owned by a shareholder of the Company.  The Manager collects accounts receivable and pays some of the operating expenses of the Company.  The Manager then deposits funds into the Company's operating account on an as-needed basis.   The Manager and the Company account for the transactions in a due to/due from account.  At December 31, 2008 and 2007, the shareholder contributed to capital any balance due from the Company to the Manager.

For the year ended December 31, 2008, the shareholder collected $171,352 in Company revenues, paid $47,545 in operating expenses and deposited $211,124 in the Company operating account to cover additional operating expenses.  The shareholder notified the Company that the balance due the shareholder of $87,317 from the Company should be recorded as additional paid in capital.

In the period from September 20, 2007 (inception) to December 31, 2007, the shareholder collected $55,000 in Company revenues, paid $57,914 in operating expenses and deposited $42,500 in the Company operating account to cover additional operating expenses.  The shareholder notified the Company that the balance due the shareholder of $45,414 from the Company should be recorded as additional paid in capital.

9.           Research and development costs

Research and development costs related to both future and present products are charged to operations as incurred.  For the years ended December 31, 2008 and 2007, the Company recognized approximately $223,950 and $65,000, respectively, of research and development costs.

10.           Subsequent events

The Company has evaluated all subsequent events after December 31, 2008 through February 3, 2010, the date of this filing, and determined:

Convertible Debenture

Subsequent to the year ending December 31, 2008 the Company entered into two convertible debentures in the aggregate amount of $58,000. These notes have been renewed and are both due on July 15, 2010. They bear interest at the rate of 10% per annum which is payable upon the maturity date. The notes can be voluntarily converted into common shares of the Company at a price of $0.05 per share.

Increase in Authorized Shares
Subsequent to year ending December 31, 2008 the Company increased its Authorized amount of common shares it could issue from 10,000,000 to 50,000,000 by a majority vote of its shareholders.

Common Stock Sale

Subsequent to the period ending September 30, 2009 the Company completed the sale of 6,300,000 shares of restricted common stock at a price of $0.05 in return for $315,000 in cash to five accredited investors.

The Company issued 368,000 shares of the Company’s common stock for placement fee services.

Common Stock Issued for Services

The Company issued 12,470,000 shares of the Company’s common stock to the Company’s Chief Executive Officer for future services, valued at $0.05 per share.

The Company issued 6,000,000 shares of the Company’s common stock to an entity controlled by the Company’s Chief Financial Officer for past and future services, valued at $0.05 per share.

The Company issued 12,470,000 shares of the Company’s common stock to an outside consultant (and current shareholder) for future services, valued at $0.05 per share.

The Company issued  11,960,000 shares of the Company’s common stock to  consultants for future services, valued at $0.05 per share.

Share Exchange Agreement

On February 3, 2010, Reach Messaging, Inc. (“Reach”) entered into a Share Exchange Agreement with FormulaWon, Inc. (“FormulaWon”). FormulaWon offered to issue approximately 48 million of its common shares in exchange for each common share outstanding of Reach.

Approximately 100% of Reach common shareholders elected to exchange their Reach shares for shares of FormulaWon. FormulaWon issued approximately 48 million shares to acquire 48 million of the outstanding shares of Reach. As a result of the exchange, Reach held a 44% controlling interest in the combined entity, after the exchange.

Since the owners and management of Reach possessed voting and operating control of the combined company after the share exchange, the transaction constituted a reverse acquisition for accounting purposes, as contemplated by FASB ASC 805-40 and corresponding ASC 805-10-55-10, 12 & 13. Under this accounting, the entity that issues shares (FormulaWon – the legal acquirer) is identified as the acquiree for accounting purposes. The entity whose shares are acquired (Reach) is the accounting acquirer.

In addition, FormulaWon was characterized as a non-operating public shell company, pursuant to SEC reporting rules. The SEC staff considers a reverse-acquisition with a public shell to be a capital transaction, in substance, rather than a business combination. The transaction is effectively a reverse recapitalization, equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation accompanied by a recapitalization. The accounting is similar to that resulting from a reverse acquisition, except that the transaction was consummated at book value and no goodwill or intangible assets were recognized.

For SEC reporting purposes, Reach is treated as the continuing reporting entity that acquired FormulaWon (the historic shell registrant). The reports filed after the transaction have been prepared as if Reach (accounting acquirer) were the legal successor to FormulaWon’s reporting obligation as of the date of the acquisition. Therefore, all financial statements filed subsequent to the transaction reflect the historical financial condition, results of operations and cash flows of Reach, for all periods presented.

In connection with the reverse acquisition and recapitalization, all share and per share amounts of Reach will be retroactively adjusted to reflect the legal capital structure of FormulaWon pursuant to FASB ASC 805-40-45-1.